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                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

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
   Name of Subsidiary                                                 State of Incorporation
   ------------------                                                 ----------------------
Acumed Pharmaceuticals, Inc.                                                 Delaware
Ara Pharmaceuticals, Inc.                                                    Delaware
Boston Life Sciences International, Inc.                                     Delaware
Coda Pharmaceuticals, Inc.                                                   Delaware
Neurobiologics, Inc.                                                         Delaware
ProCell Pharmaceuticals, Inc.                                                Delaware
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